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Part C
Exhibit (11)

                               ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated February 3, 1998 and to all references to our Firm included in or made a part of this Registration Statement.

                                                  ARTHUR ANDERSEN LLP

Cincinnati, Ohio,

February 3, 1998


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